Execution Version

TXO Partners, L.P.

11,666,667 Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

St. Petersburg, Florida
May 13, 2025

Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
As Representatives of the several underwriters
listed on Schedule I hereto

c/o
Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

c/o
Stifel, Nicolaus & Company, Incorporated
1201 Wills Street, Suite 600
Baltimore, Maryland 21231

Ladies and Gentlemen:

TXO Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 11,666,667 common units representing limited partner interests in the Partnership (the “Common Units”). Such aggregate of 11,666,667 Common Units to be purchased from the Partnership by the Underwriters are called the “Firm Units.” In addition, the Partnership has agreed to issue and sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 1,750,000 Common Units (the “Additional Units”). The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.” Raymond James & Associates, Inc. (“Raymond James”) and Stifel, Nicolaus & Company, Incorporated ("Stifel") are acting as the representatives of the Underwriters and in such capacity are referred to in this agreement (the “Agreement”) as the

“Representatives” or “you.” The Partnership and the Underwriters are referred to in this Agreement collectively as the “Parties” and individually as a “Party.”

The Partnership and TXO Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), are referred to collectively as the “TXO Parties.” The TXO Parties, CT Field Services, LLC (“CT Field Services”), MorningStar Operating LLC (“MSO”) and Cross Timbers Energy, LLC (“Cross Timbers”) are collectively referred to as the “Partnership Entities.”

It is understood and agreed to by the parties hereto that on May 13, 2025, MSO and North Hudson Resource Partners, LP, a Delaware limited partnership, entered into a purchase agreement (the “White Rock Acquisition Agreement”) with White Rock Energy, LLC, a Delaware limited liability company (the “Seller”), to purchase certain oil and gas assets (the “Pending Acquisition”).

The TXO Parties wish to confirm as follows this agreement with you and the Underwriters in connection with the several purchase of the Units from the Partnership.

1.Representations and Warranties of the TXO Parties.

1.1.Representations and Warranties of the TXO Parties.

1.1.1.The TXO Parties, jointly and severally, hereby represent and warrant on the date hereof, and shall be deemed to represent and warrant on the Closing Date, any Additional Closing Date and any other date as specified hereinafter or as the context may require, to each Underwriter, that:

(a)Registration Statement and Prospectus. The registration statements on Form S-3 (File Nos. 333-277671 and 333-281885), as amended as of the Effective Date (as defined below), including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statements and any base prospectus and any prospectus supplement relating to the Units that is filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) and deemed part of either registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined herein), including any Rule 462(b) Registration Statement (collectively, the “Registration Statement”) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder; (ii) has been filed with the Commission under the Act; and (iii) has become effective under the Act. As used in this Agreement:
(i)“Applicable Time” means 7:30 P.M. (New York City time) on May 13, 2025;
(ii)“Base Prospectus” means the base prospectus contained in the Registration Statement at the Applicable Time;

(iii)“Effective Date” means the date at which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission in accordance with the rules and regulations under the Act;
(iv)“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Act), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g);
(v)“Preliminary Prospectus” means any preliminary prospectus to the Base Prospectus which is used in connection with the offering and sale of Units prior to the filing of the Prospectus, together with the Base Prospectus;
(vi)“Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Act after the Applicable Time, together with the Base Prospectus;
(vii)“Rule 462(b) Registration Statement” means any registration statement filed by the Partnership with the Commission to register Additional Units pursuant to Rule 462(b) under the Act;
(viii)“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act;
(ix)“Time of Sale Information” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II(c) hereto and each Issuer Free Writing Prospectus filed or used by the Partnership at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Act; and
(x)“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.
2.
3.Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.
4.
5.Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(a) under the Act prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
6.
(a)Emerging Growth Company Status. From the time of the filing of the Registration Statement through the date hereof, the Partnership has been and is an “emerging growth company”, as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(b)Testing-the-Waters Communications. The Partnership (i) has not engaged in any Testing-the-Waters Communication other than, with the consent of the Representatives, Testing-the-Waters Communications with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act, or with institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 or Rule 163B under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule II(b) hereto.

(c)Ineligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Act).

(d)Form of Documents. The Registration Statement conformed and will conform in all material respects at the time it initially became effective and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, in all material respects, and the Prospectus will conform in all material respects when filed with the Commission pursuant to Rule 424(b) under the Act and on the applicable Delivery Date, to the requirements of the Act and the rules and regulations thereunder.

(e)No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Entities through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.9.

(f)No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Entities through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.9.

(g)No Material Misstatement or Omissions in the Time of Sale Information. The Time of Sale Information did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Entities through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.9.

(h)No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule II(a) hereto, when taken together with the Time of Sale Information, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule II(a) hereto in reliance upon and in conformity with written information furnished to the Partnership Entities through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.9.

(i)No Material Misstatements or Omissions in Testing-the-Waters Communications. No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Time of Sale Information, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule II(b) hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 6.9. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Units will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus.

(j)Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Units will not be required to be filed pursuant to the Act and the rules and regulations thereunder.

(k)No Distribution of Other Offering Materials. Other than the Registration Statement, the Time of Sale Information, each Preliminary Prospectus and any Prospectus, the Partnership (including its agents and representatives, other than the Underwriters, as to which no representation or warranty is given) has not, directly or indirectly, distributed, prepared, used, authorized, approved or referred to any offering material in connection with the offering of the Units.

(l)
(m)Valid Issuance of Units. At each Delivery Date, the Units to be sold by the Partnership will have been duly authorized in accordance with the organizational documents of the Partnership and, when issued and delivered to the Underwriters in accordance with the terms of this Agreement against payment of the consideration therefor, will be validly issued and fully paid (to the extent required under the organizational documents of the Partnership) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(n)No Preemptive Rights, Options, Registration Rights or Certain Other Rights. On (i) the date hereof and (ii) on each Delivery Date: (A) except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no (1) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities or (2) outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any equity securities of the Partnership Entities or any securities convertible into, or exercisable or exchangeable for, any such equity securities of the Partnership Entities, in each case pursuant to or under the applicable organizational documents of any of the Partnership Entities or any other agreement or other instrument that any such Partnership Entity is a party to or may be bound by; and (B) neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement give rise to any right for or relating to the registration of any Common Units or other securities of the Partnership that has not been waived.
(o)
(p)Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor and as provided therein and herein, will conform to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto).

(q)Formation and Qualification. Each of the Partnership Entities is (i) duly formed or organized and validly existing as a limited liability company, limited partnership or other organization and in good standing under the laws of the jurisdiction of its formation or organization with full company, organizational or limited partnership power and authority, as applicable, to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and (ii) duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of any of the Partnership Entities (a “Material Adverse Effect”).

7.
(a)Power and Authority of the General Partner. The General Partner has, and at each Delivery Date the General Partner will have, requisite limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(b)Ownership of the General Partner. MorningStar Oil & Gas, LLC (“MSOG”) owns 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLCA and are fully paid (to the extent required by the GP LLCA) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA); and MSOG owns such limited liability company interests free and clear of all Encumbrances (as defined below), except as permitted in the General Partner’s organizational documents or as described in the Registration Statement, the Time of Sale Information and the Prospectus, if any.

(c)Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each Delivery Date will be, the sole general partner of the Partnership with a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest has been, and on each Delivery Date will be, duly authorized and validly issued in accordance with the Partnership Agreement; and, the General Partner owns, and on each Delivery Date will own, such GP Interest free and clear of all Encumbrances (as defined below), except as permitted in the General Partner’s organizational documents or as described in the Registration Statement, the Time of Sale Information and the Prospectus, if any.

(d)Ownership of Subsidiaries. The limited liability company interests of each of the Partnership’s subsidiaries listed on Exhibit D attached hereto (the “Subsidiaries”) are wholly owned directly by the Partnership free and clear of any transfer restrictions, security interests, liens, mortgage, pledge, charges, equities, claims, encumbrances or defects in title of any nature (each, an “Encumbrance”) and, the limited liability company interests constituting a fifty percent ownership of Cross Timbers are owned directly by the Partnership free and clear of any Encumbrance. The Partnership does not have any additional Subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization that would constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X. Other than its direct or indirect ownership of the Partnership and its Subsidiaries, and the 50% interest in Cross Timbers, the General Partner does not have as of the date hereof and will not have, as of each Delivery Date, a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization.

(e)Legal Proceedings. There are no legal, governmental or regulatory proceedings pending or, to the knowledge of the TXO Parties, threatened, against any of the Partnership Entities or to which any of the Partnership Entities or any of their respective properties are subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and the

Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the TXO Parties, threatened, against or involving any of the Partnership Entities, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the knowledge of the TXO Parties, is there any basis for any such action, suit, inquiry, proceeding or investigation. There is no such action, suit, inquiry, proceeding or investigation against any current or, to the knowledge of the TXO Parties, former director or officer of any of the Partnership Entities with respect to which any of the Partnership Entities have, or are reasonably likely to have, an indemnification obligation.
(f)
(g)Instruments to be Described or Filed. There are no Existing Instruments (as defined in Section 1.1.1(w) hereof) to which any of the Partnership Entities is a party or by which any of their respective properties may be bound, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not fairly summarized or disclosed in all material respects, filed or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus as required by the Act. All such Existing Instruments have been duly and validly authorized, executed and delivered by the applicable Partnership Entity, constitute valid and binding agreements of the applicable Partnership Entity and are enforceable against the applicable Partnership Entity in accordance with the terms thereof (assuming that such Existing Instruments constitute the legal, valid and binding obligation of the other persons party thereto), except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws. None of the Partnership Entities has received notice or been made aware that any other party is in breach of or default to the Partnership Entities under any of such Existing Instruments.

(h)No Default. None of the Partnership Entities is (i) in violation of (A) its certificate of limited partnership, certificate of formation, partnership agreement, limited liability company agreement or other organizational documents, as applicable, (B) any federal, state, local or foreign law, ordinance, administrative or governmental rule or regulation applicable to any of the Partnership Entities, the violation of which would have a Material Adverse Effect or (C) any decree of any federal, state, local or foreign court or governmental agency or body having jurisdiction over any of the Partnership Entities, the violation of which would have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, lease or other instrument (each, an “Existing Instrument”) to which any of the Partnership Entities is a party or by which any of its properties may be bound which default would have, individually or in the aggregate, a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the any of the Partnership Entities as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(i)Underwriting Agreement. The Partnership has all requisite power and authority to enter into this Agreement and to offer, issue, sell and deliver the Units to be sold by it to the Underwriters as provided herein. This Agreement has been duly and validly authorized, executed and delivered by the Partnership and constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(j)Data Privacy Laws. The Partnership Entities (i) are in compliance with all privacy and data protection laws and regulations applicable to the Partnership Entities’, as applicable, collection, use, processing, storage, transfer, or disposal, disclosure of personal information; (ii) are in compliance with current, public-facing privacy policies applicable to the Partnership Entities’, as applicable, collection, use, processing, storage, transfer and disposal of personal information in connection with the operation of their businesses; and (iii) have established and implemented administrative, technical and physical safeguards, designed to protect the confidentiality, integrity and security of personal information in their possession, custody or control, or otherwise held or processed on their behalf, except in the case of each of item (i), (ii) and (iii) here above where the failure to do so would not have a Material Adverse Effect.

(k)No Consents; Non-Contravention. None of the offering, issuance, sale or delivery of the Units by the Partnership, the execution, delivery or performance of this Agreement by the TXO Parties or the compliance by the TXO Parties with all provisions hereof, the execution, delivery and performance of the White Rock Acquisition Agreement or the consummation by the Partnership Entities of any other transaction contemplated hereby and thereby (including the application of the proceeds of the offering and sale as described under “Use of Proceeds” in the Registration Statement, the Time of Sale of Information and the Prospectus) (i) requires the approval of any unitholders, members, partners or other security holders or any Permit (as defined in Section 1.1.1(uu) hereof) (except (i) such as may be required for the registration of the Units under the Act, the listing of the Units for trading on NYSE, the registration of the Common Units under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act” or (ii) such consents and approvals as have been obtained) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with, or constitutes a breach of, or a default under, the Partnership’s certificate of limited partnership, limited partnership agreement, or other organizational documents or any Existing Instrument to which any of the Partnership Entities is a party or by which any of its properties may be bound, (iii) violates any existing statute, law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), filing, judgment, injunction, order or decree applicable to any of the Partnership Entities or any of their respective properties except for such violations that will not, individually or in the aggregate, result in a Material Adverse Effect, or (iv) results in a breach of, or default of Debt Repayment Triggering Event under, or results in the creation or imposition of any Encumbrance upon any property or assets of any of the Partnership Entities pursuant to, or requires the consent of any other party to, any Existing Instrument to which any of the Partnership Entities is a party or by which any of its properties may be bound, except for such conflicts, breaches, defaults or Encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. For the purpose of this Section 1.1.1(z), a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(l)Independent Registered Public Accounting Firm. KPMG LLP, the certified public accountants (the “Accountants”) who have certified certain financial statements (including the related notes thereto and supporting schedules) of the Partnership and its subsidiaries incorporated by reference in of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) as required by the Act.

(m)Capitalization and Financial Statements. As of March 31, 2025, the Partnership would have had, on the as adjusted and consolidated basis indicated in the Registration Statement, the Time of Sale Information and the Prospectus, a capitalization as set forth therein. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), comply in all respects with the applicable requirements of the Act and the rules and regulations promulgated thereunder, including Regulation S-X, and present fairly in all material respects the financial condition, consolidated results of operations, unitholders’ equity and changes in cash flows of the Partnership and its consolidated Subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except in the case of unaudited interim financial statements, which are subject to normal year end audit adjustments and exclude certain footnotes as permitted by applicable rules of the Commission; and the financial and statistical information and data, including “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), set forth in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is accurately and fairly presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Partnership, complies in all material respects with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable, and presents fairly in all material respects the information shown therein and the Partnership’s basis for using such measures. No other financial statements or schedules are required to be included in the Registration Statement.

(n)No Material Changes. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has since the date of the last audited balance sheet included or incorporated by reference in the Time of Sale Information and the Prospectus (A) incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (B) sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (C) paid or declared any dividends or other distributions with respect to its equity interests in each Partnership Entity, as applicable, (D) are in default under the terms of any of their equity interests or any outstanding debt obligations, or (E) entered into any material transaction not in the ordinary course of business, (ii) there has not been any change in the partnership or limited liability company interests, as applicable, nor any material change in the indebtedness of, any of the Partnership Entities and (iii) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a material adverse change, in or affecting the condition (financial or otherwise), business, properties, net worth, result of operations or prospects of the Partnership or the Partnership Entities taken as a whole.

(o)Independent Reserve Engineers. Cawley, Gillespie & Associates, Inc., a reserve engineer that prepared (i) a reserve report setting forth the estimated quantities of proved oil and natural gas reserves held by the Partnership as of December 31, 2023, (ii) a reserve report setting forth the estimated quantities of proved oil and natural gas reserves held by the Partnership as of

December 31, 2024, and (iii) a reserve report setting forth the estimated quantities of proved oil and natural gas reserves attributable to the assets to be acquired from the Seller as of April 30, 2025, was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership.

(p)Reserves Disclosure. The information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus regarding the estimated quantities of proved oil and natural gas reserves held by Partnership as of December 31, 2023 and as of December 31, 2024 are based upon reserve reports prepared by Cawley, Gillespie & Associates, Inc. The information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus regarding the estimated quantities of proved oil and natural gas reserves attributable to the Pending Acquisition assets as of April 30, 2025 are based upon reserve reports prepared by Cawley, Gillespie & Associates, Inc. The information provided to Cawley, Gillespie & Associates, Inc. by the Partnership Entities, including, without limitation, information as to production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects in accordance with customary industry practices on the date the report was made.
(q)
(r)Reserve Reports. The reserve reports prepared by Cawley, Gillespie & Associates, Inc. setting forth the estimated quantities of proved oil and natural gas reserves held by the Partnership as of December 31, 2023 and December 31, 2024 accurately reflects in all material respects the ownership interests of the Partnership in the properties therein. The reserve report prepared by Cawley, Gillespie & Associates, Inc. setting forth the estimated quantities of proved oil and natural gas reserves relating to the Pending Acquisition assets accurately reflects in all material respects the oil and natural gas reserves attributable to the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, none of the Partnership Entities are aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves as described in the Registration Statement, the Time of Sale Information, the Prospectus or the reserve reports; and estimates of such reserves as described in the Registration Statement, the Time of Sale Information and the Prospectus and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act.
(s)
(t)Other Offerings. All offers and sales of the Common Units and the Partnership’s other debt or other securities prior to the date hereof were made in compliance with the requirements of, or were the subject of an available exemption from, the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(u)NYSE Listing Approval. Application has been made to The New York Stock Exchange for the listing of the Units and, on or before the Closing Date, the Units will have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

(v)Regulation M Compliance. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Partnership Entities have not taken, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Common Units or for any other purpose.

(w)Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and none of the Partnership Entities is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. All unit transfer and other taxes that are required to be paid in connection with the sale of the Units to be sold by the Partnership hereunder are fully paid by the Partnership and all laws imposing such taxes have been complied with.

(x)Certain Relationships and Related Party Transactions. Except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there are no transactions between the Partnership Entities, on the one hand, and any of their respective Affiliates, officer, director or security holder, on the other hand, that are required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) no relationship, direct or indirect, exists between the Partnership Entities, on the one hand, and their respective Affiliates, directors, officers, security holders, customers or suppliers, on the other hand, that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(y)Investment Company. As of the date hereof and after giving effect to the offering and sale of the Units and the application of proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Partnership Entities qualifies as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (together with the rules and regulations of the Commission thereunder, the “Investment Company Act”).

(z)Summaries of Law and Documents. The statements set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the captions “Cash Distribution Policy,” “Description of Our Common Units,” “The Partnership Agreement” and “Material U.S. Federal Income Tax Consequences” and the statements set forth in the Partnership’s Annual Report on Form 10-K under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Revolving credit agreement,” “Business and Properties—Regulation of the Oil and Natural Gas Industry”, “Certain Relationships and Related Party Transactions, and Director Independence” insofar as they purport to summarize the provisions of the laws, regulations, agreements, documents or legal or governmental proceedings referred to therein, are accurate summaries of such laws, regulations, agreements, documents or proceedings in all material respects. The Common Units (including the Units) conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(aa)Restrictions on Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s properties or assets to the Partnership or any other Subsidiary, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(ab)No Brokers. Neither the Partnership nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(ac)Lock-Ups. The Partnership has procured Lock-Up Agreements duly executed by each person set forth on Schedule III hereto and shall be in full force and effect.
(ad)
(ae)No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Partnership that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(af)Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the TXO Parties reasonably believe to be accurate and reliable in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ag)Forward-Looking Statements. Each “forward-looking statement” (as that term is defined in the Registration Statement and the Prospectus) made in the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(ah)Title to Properties. Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, the Partnership, directly or indirectly, has (i) good and defensible title to all of their interests in the oil and gas properties described or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information as being owned or leased by them, title investigations having been carried out by the Partnership Entities, as applicable, in accordance with customary practice in the oil and gas industry and (ii) good and marketable title to, or valid rights to lease or otherwise use, all real property (other than the oil and gas properties described in (i)) and all personal property described in or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information as being owned by them, in each case free and clear of all security interests, liens, charges, encumbrances, restrictions, claims and other defects and imperfections of title, except (A) such as would not have, individually or in the aggregate, a Material Adverse Effect, (B) royalties, overriding royalties and other similar burdens under oil and gas leases, (C) easements, restrictions, rights-of-way and other matters that commonly affect oil and gas properties and (D) liens and encumbrances under gas sales contracts, geophysical exploration agreements, operating agreements, farm-out agreements, participation agreements, unitization, pooling and commutation agreements, declarations and orders and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry. All property (real and personal) held under lease by the Partnership and its Subsidiaries is held by it under valid, existing and enforceable leases, free and clear of all security interests, liens, charges, encumbrances, restrictions, claims and other defects and imperfections of title, except such as would not have, individually or in the aggregate, a Material Adverse Effect.

(ai)Permits. Except as otherwise disclosed or incorporated by reference in the Time of Sale Information and the Prospectus, each of the Partnership and its Subsidiaries has any permit, license, franchise, approval, consent, authorization or order of, or registration or filing with, any relevant federal, state, local or foreign court or governmental, regulatory or administrative authority, agency or body (each, a “Permit”), and have made all declarations, amendments, supplements and filings with the relevant federal, state, local or foreign governmental, regulatory or administrative authority, agency or body, as are necessary to own its properties and to conduct its business in the manner described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in or incorporated by reference in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such Permit has not had and will not have a Material Adverse Effect; each of the Partnership Entities has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such Permit; all such Permits are valid and in full force and effect and no event has occurred that allows, or after written notice or lapse of time would allow, revocation or termination of any such Permit or result in any other material impairment of the rights of any such Permit, except, in each case, as has not had and will not have a Material Adverse Effect and subject in each case to such qualification as may be set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; and, except as described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, such Permits contain no restrictions that are materially burdensome to the Partnership Entities, taken as a whole.

(aj)Internal Controls. Except as described or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, the Partnership has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ak)Disclosure Controls and Procedures. The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) complying with the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Partnership and its Subsidiaries is made known to the Partnership’s chief executive officer and chief financial officer by others within those entities to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports under the Exchange Act are being prepared and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the Partnership’s independent auditors and the audit committee of the board of directors of the Partnership have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Partnership’s and its Subsidiaries’ ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s and its Subsidiaries’ internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, except as described or incorporated by reference in the Registration Statement and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; as of the date of the most recent balance sheet of the Partnership and its consolidated Subsidiaries reviewed or audited by the Accountants, there were no material weaknesses or significant deficiencies in the internal controls of the Partnership;
(al)
(am)Sarbanes Oxley. The Partnership Entities, the Board of Directors of the General Partner and the officers of the General Partner are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended.

(an)No Integration. The Partnership Entities have not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer or sale of the Units pursuant to the Registration Statement and the Prospectus; and the Partnership Entities have not sold or issued any security during the one hundred eighty (180)-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus.

(ao)Anti-Corruption. None of the Partnership Entities nor, to the knowledge of the TXO Parties, any director, officer, agent, employee or Affiliate of any of the Partnership Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended (together with the rules and regulations of the Commission thereunder, the “Foreign Corrupt Practices Act”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom or any other non-U.S. anti-bribery or anti-corruption statute or regulation, including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act), or any foreign or domestic political party, or any candidate, official or employee thereof; (iii) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Partnership Entities have conducted their businesses in compliance, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance, in all material respects with the applicable provisions of the Foreign Corrupt Practices Act, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom and any other non-U.S. anti-bribery or anti-corruption statute or regulation.

(ap)OFAC. None of the Partnership Entities nor, to the knowledge of the TXO Parties, any director, officer, agent, employee or Affiliate of any of the Partnership Entities, is an individual or entity, or is owned or controlled by an individual or entity, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Partnership Entities located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, any other Covered Region of

Ukraine identified pursuant to Executive Order 14065, the Crimea Region of Ukraine, and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering and sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any applicable Sanctions. The TXO Parties have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(aq)Anti-Corruption. The operations of the Partnership Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of (a) the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, (b) the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as amended, (c) the applicable money laundering statutes of all jurisdictions, (d) the rules and regulations under items (a), (b) and (c) and (e) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the TXO Parties (together, the “AML Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to any AML Law is pending or, to the knowledge of the TXO Parties, threatened.

(ar)No Labor Disputes. No labor problem or dispute with the employees of any of the Partnership Entities exists, or, to the knowledge of the TXO Parties, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Partnership is not aware that any key employee or significant group of employees of any of the Partnership Entities plans to terminate employment with any of the Partnership Entities. To the knowledge of the TXO Parties, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of U.S. Employee Retirement Income Security Act of 1974, as amended (together with the rules and regulations promulgated thereunder, “ERISA”) concerning the employees of any of the Partnership Entities, in each case which would reasonably be expected to result in a Material Adverse Effect.

(as)Environmental Laws. Except as otherwise disclosed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, the Partnership Entities are, and during the five (5) years prior to the date hereof were, (i) in compliance with any and all applicable Environmental Laws (as defined hereinafter), (ii) have received and maintain all Permits required of them under applicable Environmental Laws to conduct their respective businesses as now conducted, and (iii) are in compliance with all terms and conditions of all such Permits, except for any noncompliance with Environmental Laws, failure to receive or maintain Permits required under Environmental Laws, or failure to comply with the terms and conditions of such Permits as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, there are no actions, suits or proceedings by any private party or governmental body or agency arising under Environmental Laws that are pending or known to be threatened or contemplated against any of the Partnership Entities, except for any such action, suit or proceeding as would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, none of the Partnership Entities has been named as a “potentially responsible party” under the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Except as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there are no costs or liabilities arising under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit required under Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect, and the Partnership Entities do not anticipate any such costs or liabilities. For the purpose of this Section 1.1.1(ddd), “Environmental Laws” means any and all federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health and safety (to the extent relating to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

(at)Intellectual Property. Each of the Partnership Entities owns and has full right, title and interest in and to, or has valid licenses to use, each Intellectual Property Right under which the Partnership Entities conduct all or any material part of its business, and none of the Partnership Entities has created any Encumbrance on, or granted any right or license with respect to, any such Intellectual Property Right except where the failure to own or obtain a license or right to use any such Intellectual Property Right has not and will not have a Material Adverse Effect; there is no claim pending against the Partnership Entities with respect to any Intellectual Property Right and the Partnership Entities have not received notice or otherwise become aware that any Intellectual Property Right that it uses or has used in the conduct of its business infringes upon, misappropriate, or conflicts with the rights of any third party. To the knowledge of the TXO Parties, none of the Partnership Entities have become aware that any Intellectual Property Right that they use or have used in the conduct of their respective business (i) infringes upon, misappropriates or conflicts with the rights of, any third party or (ii) is infringed upon, misappropriated or violated by, any third party. For the purpose of this Section 1.1.1(eee), “Intellectual Property Right” means any (a) trade name, trademark, service mark and registration thereof, (b) patent and applications thereof, (c) copyright and copyrightable works, (d) domain name and other source indicator, (e) trade secret, technology, know-how, proprietary or confidential information and (f) other intellectual property and related proprietary rights, interests and protection.

(au)Insurance. Except as otherwise disclosed or incorporated by reference in the Time of Sale Information and the Prospectus, the Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks as is reasonably adequate for the conduct of the businesses, taken as a whole, in which it is engaged and for the value of its properties and in such amounts as are prudent and customary for companies engaged in similar businesses in similar industries; all insurance policies and fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies in all material respects; none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required to be made in order to continue such insurance; and none of the Partnership Entities has been refused any insurance coverage sought or applied for. There are no claims by the Partnership Entities under any such policy as to which any insurer is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(av)Employee Benefit Plan. Each “employee benefit plan” (as defined under Section 3(3) of ERISA) established or maintained by the General Partner, the Partnership, its Subsidiaries or their ERISA Affiliates existing on the date hereof (each, an “Employee Plan”) is, and has been maintained and administered, in compliance in all material respects with ERISA, the Code and all other applicable state and federal laws and regulations, except for noncompliance that would not reasonably be expected to result in a material liability for the General Partner, the Partnership, its Subsidiaries and their ERISA Affiliates. No “reportable event” (as defined in Section 4043I of ERISA) has occurred or is reasonably expected to occur with respect to any Employee Plans. No failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur. No Employee Plan, if such Employee Plan was terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Partnership, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Plans (including any “multiemployer plan”, as defined in ERISA) or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Partnership, nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies. For the purpose of this Agreement, “ERISA Affiliate” means, with respect to the Partnership or a Subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Partnership or such Subsidiary is a member.
(aw)
(ax)White Rock Acquisition Agreement Representations. The White Rock Acquisition Agreement has been duly authorized, executed and delivered by, and is the valid and binding agreement of, MSO, enforceable in accordance with its terms, and, to the knowledge of the TXO Parties, the White Rock Acquisition Agreement has been duly authorized, executed and delivered by, and is the valid and binding agreement of the other parties thereto, enforceable in accordance with its terms. The Partnership has not received any notice of breach or termination of the White Rock Acquisition Agreement and is not aware that any of the representations or warranties of the parties to the White Rock Acquisition Agreement are untrue.

7.1.1.Any certificate signed by an officer of the TXO Parties and delivered to the Underwriters or to counsel for the Underwriters, including without limitation the certificate referred to under Section 7.1.10 hereof, shall be deemed to be a representation and warranty by the Partnership to the Underwriters as to the matters set forth in Section 1.1.1.

8.Agreements to Sell and Purchase.

8.1.Upon the terms and conditions set forth herein, the Partnership hereby agrees to issue and sell the Firm Units to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the TXO Parties contained in Sections 1.1.1 and 4.1 hereof and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $14.25 per Unit (the “Purchase Price Per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto, subject to such adjustments among the Underwriters as the Representatives in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

8.2.Upon the terms and conditions set forth herein, the Partnership hereby also agrees to issue and sell the Additional Units to the Underwriters. Upon the basis of the representations, warranties, covenants and agreements of the TXO Parties contained in Sections 1.1.1 and 4.1 hereof and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for thirty (30) days from the date of the Prospectus to purchase from the Partnership in whole or in part the Additional Units at the Purchase Price Per Unit; provided that the Purchase Price Per Unit for each Additional Unit shall be reduced by an amount per Additional Unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Additional Units. The option to purchase Additional Units may be exercised in whole or in part at any time within thirty (30) days after the date of this Agreement. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as the Representatives in its sole discretion may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriter as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units.
8.3.
9.Terms of Public Offering; Delivery of the Units and Payment Therefor.

9.1.The Partnership has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon as this Agreement has become effective and initially to offer the Units upon the terms set forth in the Prospectus. The Partnership acknowledges and agrees that the Underwriters may offer and sell the Units to or through any of their respective “affiliates” (as defined in Rule 405 under the Act) (the “Affiliates”).

9.2.Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Latham & Watkins LLP, 300 Colorado Street, Suite 2400, Austin, Texas 78701 at 9:00 a.m., central time, on May 15, 2025 (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Units and the Closing Date may be varied by agreement between the Representatives and the Partnership. The Partnership hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Partnership or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus.

9.3.Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Latham & Watkins LLP, 300 Colorado Street, Suite 2400, Austin, Texas 78701, at 9:00 a.m., central time, on such date or dates (each, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten (10) business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from the Representatives to the Partnership, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given at any time within thirty (30) days after the date of the Prospectus and must set forth the aggregate number of Additional Units as to which the Underwriters are exercising the option. The place of closing for the Additional Units and any Additional Closing Date may be varied by agreement between you and the Partnership. The Closing Date and any Additional Closing Date are sometimes each referred to as a “Delivery Date”.

9.4.The Firm Units and any Additional Units shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Additional Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to Raymond James on the Closing Date or an Additional Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the purchase price therefor. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters.

9.5.It is understood that the Representatives have been authorized, for their own account and the accounts of the Underwriters, to accept delivery of and receipt for, and make payment of the aggregate Purchase Price Per Unit for the Units that the Underwriters have agreed to purchase. Raymond James and Stifel, each individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
9.6.
9.7.Not later than 12:00 p.m., central time, on the second business day following the date the Units are released by the Underwriters for sale to the public, the Partnership shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

10.Covenants and Agreements of the TXO Parties.

10.1.Covenants and Agreements of the TXO Parties. The TXO Parties covenant and agree with the Underwriters as follows:

(a)The TXO Parties will use their best efforts to (i) keep the Registration Statement and any amendments thereto effective and (ii) prevent the issuance of any order described in Section 4.1(b)(v) hereof;

(b)The TXO Parties will advise you promptly and, if requested by you, will confirm such advice in writing:
(i)the time and date of any filing of any amendment or supplement to the Registration Statement, any Prospectus and any Issuer Free Writing Prospectus;
(ii)if Rule 430(B) under the Act is employed, the time and date of filing of the Prospectus pursuant to Rule 424(b) under the Act;
(iii)the time and date of filing of any Rule 462(b) Registration Statement;

(iv)of (x) the receipt of any comments of the Commission, (y) any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or any Prospectus or (z) any request by the Commission for additional information;
(v)of (y) the issuance by the Commission or any other government or regulatory authority having jurisdiction over the TXO Parties of any stop order suspending the effectiveness of the Registration Statement, suspending the qualification of the Units for offering or sale in any jurisdiction, or preventing or suspending the use of the Registration Statement, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus or (z) the initiation or, to the knowledge of the TXO Parties, threatening, of any proceeding for the purpose of any order referred to under item (y) or initiated pursuant to Section 8A of the Act; and
(vi)within the Prospectus Delivery Period (as defined in Section 4.1(j) hereof), of any change in the Partnership’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Partnership that makes any statement made in the Registration Statement, the Time of Sale Information or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law;

(c)If at any time the Commission or any other government or regulatory authority having jurisdiction over the TXO Parties shall issue any stop order as referred to under Section 4.1(b)(v), the TXO Parties will use their collective reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(d)The TXO Parties will provide the Underwriters with copies of the form of any Prospectus, in such number as the Underwriters may reasonably request, and file the Prospectus with the Commission in accordance with, and within the time period specified by, Rule 424(b) and Rule 430(A) under the Act before the close of business on the second business day immediately following the date hereof;

(e)The TXO Parties will furnish to you, upon written request and without charge, (i) two (2) signed copies of the Registration Statement, the Rule 462(b) Registration Statement, if applicable, and any amendment thereto, including financial statements and all exhibits thereto, and (ii) such number of conformed copies of the Registration Statement, without exhibits thereto, the Rule 462(b) Registration Statement and any amendment thereto, as you may reasonably request;

(f)The TXO Parties will promptly prepare and file with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that may be (i) in the judgment of the TXO Parties or the Representatives, be required (y) to comply with the Act or any other law or (z) in relation to Section 1.1.1(a) hereof or (ii) requested by the Commission;

(g)Before (i) using, authorizing, approving, referring to, distributing or filing any Issuer Free Writing Prospectus, (ii) filing (x) any Prospectus, (y) any Rule 462(b) Registration

Statement or (z) any amendment or supplement to the Registration Statement or the Prospectus, or (iii) distributing any amendment or supplement to the Time of Sale Information or the Prospectus, the TXO Parties will furnish to the Representatives and counsel to the Underwriters a copy of such proposed document for review and will not use, authorize, refer to, distribute or file any such document to the extent that (A) the Representatives reasonably object thereto in a timely manner and (B) it is not in compliance with the Act or any other law;

(h)None of the TXO Parties shall distribute and, prior to the later to occur of the Closing Date or any Additional Closing Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with this Agreement;

(i)The TXO Parties will, pursuant to reasonable procedures developed in good faith, retain any Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or any Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the TXO Parties will (x) notify you, (y) prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance and (z) upon your request, file such amended or supplemented Issuer Free Writing Prospectus with the Commission;

(j)As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with the offering and sale of the Units by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Units, the TXO Parties will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request;

(k)The TXO Parties consent to the use of each Preliminary Prospectus, any Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered and/or sold by the Underwriters and by all dealers to whom the Units may be sold, both in connection with the offering and sale of the Units and for the Prospectus Delivery Period. If at any time prior to the completion of the distribution of the Units pursuant to the offering contemplated by the Time of Sale Information and the Prospectus, any event shall occur that in the judgment of the TXO Parties or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other applicable law, the TXO Parties will forthwith prepare and, subject to Section 4.1(a) hereof, file with the Commission and use their best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(l)The TXO Parties will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the offering and sale of the Units by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the TXO Parties be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action that would subject them to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where they are not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership shall so advise you promptly in writing (which may be by electronic mail).

(m)The TXO Parties will make generally available to the Partnership’s security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve (12)-month period commencing after the effective date of the Registration Statement or any Rule 462(b) Registration Statement, as the case may be, and ending not later than fifteen (15) months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act; provided that (i) such requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(n)The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)The TXO Parties will cause each officer, director and unitholder of the TXO Parties set forth on Schedule III hereto to furnish to the Representatives, prior to the Closing Date, duly executed lock-up letter(s) which shall be substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”);

(p)For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), the Partnership and the General Partner will not, directly or indirectly:

(i)offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exercisable or exchangeable for, any Common Units (other than any Common Units issued pursuant to the terms of this Agreement (including, for the avoidance of doubt, the Additional Units or any issuances described in the Time of Sale Information) or pursuant to the terms of any employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof);

(ii)enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any Common Units, whether any such transaction is to be settled by delivery of any Common Units or other securities, in cash or otherwise;

(iii)file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into, exercisable or exchangeable for, any Common Units or any other securities of the Partnership (other than any registration statement on Form S-8, and any amendment or supplement to the Registration Statement); or
(iv)
(v)publicly disclose the intention to take any of the actions described under Sections 4.1(p)(i), 4.1(p)(ii) or 4.1(p)(iii), in each case without the prior written consent of the Representatives;
(q)
(r)The Partnership will comply with all provisions of any undertakings contained in the Registration Statement.

(s)Other than excepted activity pursuant to Regulation M under the Exchange Act, the TXO Parties will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause, result in, or constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units.

(t)The Partnership will timely file with NYSE all documents and notices required by NYSE of companies that have or will issue securities that are traded on NYSE.

(u)None of the TXO Parties shall invest or otherwise use the proceeds received from the sale of the Units in such manner as it would qualify as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

11.Expenses.

11.1.Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Partnership agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus) and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, any Prospectus, each Free Writing Prospectus (including each Issuer Free Writing Prospectus), the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 4.1(l) hereof, all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable and documented attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Units; provided, however, that the Partnership shall only reimburse the Underwriters for expenses incurred in connection with the foregoing items (iii) and (iv) in an amount not to exceed $50,000 in the aggregate; (v) the fees and expenses associated with listing the Units on NYSE; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (ix) the transportation, lodging, graphics and other expenses incidental to the Partnership’s preparation for and participation in the “road show” for the offering contemplated hereby. It is understood, however, that, except as provided in this Section 5.1, the Underwriters shall pay all of their costs and expenses, including disbursements of their counsel, unit transfer or similar taxes payable on the resale of any of the Common Units by them, any advertising expenses connected with any offers they may make and any travel and lodging expenses incurred by the Underwriters and their representatives.
11.2.
11.3.If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 10 hereof as a result of the failure of the condition set forth in Section 7.1.12) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Partnership Entities to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Partnership agrees to reimburse you and the Underwriters for all out-of-pocket expenses (including travel expenses and reasonable and documented fees and expenses of legal counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.
11.4.
11.5.Except as provided in this Section 5 and in Section 6 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

12.Indemnification and Contribution.

12.1.Subject to the limitations in this Section 6, the TXO Parties agree to indemnify and hold harmless each Underwriter, the Affiliates, directors, officers, employees and agents thereof and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, the “Damages”), joint or several, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Prospectus, the Registration Statement, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership by or on behalf of any Underwriter through you, expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the TXO Parties contained in Section 1.1.1 hereof or any failure of any of the Partnership Entities to perform its obligations hereunder or under law; provided, however, that with respect to any untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 6 shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of such Underwriter) from whom the person asserting any such Damages purchased the Units concerned if both (A) a copy of the Time of Sale Information was not sent or given to such person at or prior to the written confirmation of the sale of such Units to such person as required by the Act and (B) the untrue statement or omission in such Preliminary Prospectus was corrected in the Time of Sale Information. The indemnification provided in this Section 6 shall be in addition to any liability that the Partnership may otherwise have.
12.2.
12.3.If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought by any third party against any Underwriter or any person controlling any Underwriter (each, an “Indemnified Party” and together, the “Indemnified Parties”) and (ii) indemnity may be sought against the TXO Parties pursuant to Section 6.1 (each, an “Indemnifying Party” and together, the “Indemnifying Parties”) in respect of such action, suit, proceeding or claim, (a) the Indemnified Party(ies) shall promptly notify in writing the Indemnifying Party(ies), and (b) such Indemnifying Party shall assume the defense of the Indemnified Party(ies), including the employment of counsel reasonably acceptable thereto and the payment of all reasonable fees of and expenses incurred by such counsel, provided that (y) the failure to notify the Indemnifying Party(ies) shall not relieve it (them) from any liability that it (they) may have under this Section 6 except to the extent that it has been materially prejudiced by such failure and (z) the failure to notify the Indemnifying Party(ies) shall not relieve it (them) from any liability that it (they) may have to any Indemnified Party otherwise than under this Section 6. The Indemnified Party(ies) shall have the right to employ separate counsel in any such action, suit, proceeding or claim and participate in the defense thereof, but the reasonable and documented fees and expenses of such counsel shall be at the expense of the Indemnified Party(ies), unless (i) the Indemnifying Party(ies) has (have) agreed in writing to pay such reasonable and documented fees and expenses, (ii) the Indemnifying Party(ies) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Party(ies) or (iii) the named parties to any such action, suit, proceeding or claim (including any impleaded parties) include both the Indemnified Party(ies) and the Indemnifying Party(ies), and the Indemnified Party(ies) shall have been advised by its (their) counsel that one or more legal defenses may be available to it that may not be available to the Indemnified Party(ies), or that representation of the Indemnified Party(ies) and the Indemnifying Party(ies) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party(ies) shall not have the right to assume the defense of such action, suit, proceeding or claim on behalf of the Indemnified Party(ies) but the Indemnifying Party(ies) shall not be liable for the reasonable and documented fees and expenses of more than one counsel for all Indemnified Parties). Any such own counsel for (i) any Underwriter, the Affiliates, directors, officers, employees and agents thereof, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Representatives and (ii) the TXO Parties, their directors, their officers who sign the Registration Statement and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be designated in writing by the Partnership. The Indemnifying Party(ies) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit, proceeding or claim, the Indemnifying Party(s) agree(s) to indemnify and hold harmless any Indemnified Party from and against any Damages by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Section 6.1 hereof.

12.4.Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the TXO Parties, their directors, their officers who sign the Registration Statement and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the several indemnity from the TXO Parties to each Underwriter set forth in Section 6.2 hereof, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication, or any amendment or supplement thereto, which information is specified in Section 6.9. If (i) any action, suit, proceeding (including any governmental or regulatory investigation) or claim shall be brought or asserted against the TXO Parties, any of their directors, any of their officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Free Writing Prospectus (including any Issuer Free Writing Prospectus), or any amendment or supplement thereto, and (ii) indemnity may be sought against any Underwriter pursuant to this Agreement in respect of such action, suit, proceeding or claim, such Underwriter shall have the rights and duties given to the TXO Parties by Section 6.2 (except that, if the TXO Parties shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel in such action, suit, proceeding or claim and participate in the defense of the TXO Parties, but the reasonable and documented fees and expenses of such counsel shall be at such Underwriter's expense), and the TXO Parties, any of their directors, any of their officers and any such controlling persons, shall have the rights and duties given to the Underwriters by Section 6.2.
12.5.
12.6. In any event, the TXO Parties will not, without the prior written consent of the Representatives (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any current or threatened claim, action, suit or proceeding in respect of which an indemnification may be sought under Section 6.1 hereof (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless (i) such settlement, compromise or consent includes an unconditional release of all Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in form and substance reasonably satisfactory thereto, from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of the Underwriters and any such controlling person.

12.7.If the indemnification provided for in this Section 6 is unavailable or insufficient for any reason whatsoever to an Indemnified Party in respect of any Damages referred to herein, then an Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the TXO Parties on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the TXO Parties on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the TXO Parties on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Units (before deducting expenses) received by the TXO Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the

Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the TXO Parties or the Underwriters from the offering and the sale of the Additional Units shall include the net proceeds (before deducting expenses) received by the TXO Parties and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the TXO Parties on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the TXO Parties on the one hand, or by the Underwriters on the other hand and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

12.8.The TXO Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6.5 hereof. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 6.5 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claim, action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 9 hereof) and not joint. For purposes of this Section 6.6, (i) each Affiliate, director, officer, employee and agent of any Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter and (ii) each director and officer of the TXO Parties who signed the Registration Statement and each person, if any, who controls a TXO Party with the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the TXO Parties.

12.9.Any Damages for which an Indemnified Party is entitled to indemnification or contribution under this Section 6 shall be paid by the Indemnifying Party to the Indemnified Party as Damages are incurred after receipt of reasonably itemized invoices therefor.

12.10.A successor to any Underwriter or the TXO Parties, the respective directors or officers of any Underwriters or any of the TXO Parties or any person controlling any Underwriters or any of the TXO Parties as referred this Section 6 shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6. The term “successors” as used herein, shall not include any purchaser of the Units from any Underwriter merely by reason of such purchase.

12.11.The Underwriters severally confirm and the TXO Parties acknowledge and agree that the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the TXO Parties by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, the Time of Sale Information, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) or any Written Testing-the-Waters Communication or in any amendment or supplement thereto.

13.Conditions of Underwriters' Obligations.

13.1.The several obligations of the Underwriters to purchase the Units hereunder are subject to the following conditions which shall be fulfilled on each of the Closing Date and any Additional Closing Date (unless otherwise provided hereinafter or as the context may require):

13.1.1.Certain Filings. The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information related to or otherwise affecting the offer and sale of the Firm Units in the Registration Statement or the Prospectus or otherwise shall have been complied with.
13.1.2.
13.1.3.No Material Untrue Statements of Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Clifford Chance US LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

13.1.4.Corporate Proceedings. All corporate, limited liability company or limited partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the TXO Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

13.1.5.No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, and except as set forth or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus (i) there shall not have been any change in the capitalization of the Partnership (including the outstanding Common Units), (ii) no material liabilities, obligations or transaction, whether indirect, direct or contingent, that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in its future earnings shall have been incurred or entered into by any of the Partnership Entities, (iii) no material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not insured) that had or could reasonably be expected to have a Material Adverse Effect shall have been sustained by any of the Partnership Entities, (iv) no dividends or other distributions with respect to its units shall have been paid or declared by the Partnership, (v) there shall have been no default under the terms of any class of Common Units or any outstanding debt obligations of any of the Partnership Entities, (vi) no legal, governmental, regulatory or administrative action, suit, inquiry, proceeding or investigation against or involving any of the Partnership Entities or any of their respective properties that is material to the any such Partnership Entity or that could reasonably be expected, individually or in the aggregate, to prevent or affect the transactions contemplated by this Agreement or result in a Material Adverse Effect shall have been instituted or threatened and (vii) there shall not have been any material change, or any development involving or that may reasonably be expected to result in a material change, in the condition (financial or otherwise), business, management, properties, net worth, results of operations or prospects of the Partnership Entities that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.

13.1.6.Absence of Legal Impediment. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority having jurisdiction over the Partnership that would prevent the issuance, sale or delivery of the Units by the Partnership; and no injunction or order of any federal, state or foreign court shall have been issued that would prevent the issuance, sale or delivery of the Units by the Partnership.

13.1.7.Opinions of Counsel to the Partnership.

(a)You shall have received the opinions and letters, each dated as of the Closing Date or any Additional Closing Date, as the case may be, reasonably satisfactory in form and substance to counsel for the Underwriters, from Latham & Watkins LLP, counsel to the Partnership, to the effect set forth in Exhibit B, and from Richards, Layton & Finger, P.A., Delaware counsel to the Partnership, to the effect set forth in Exhibit C.

(b)In rendering such opinions, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the TXO Parties and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and any Additional Closing Date.

13.1.8.Underwriters' Counsel Opinion. You shall have received an opinion of Clifford Chance US LLP, as counsel for the Underwriters, dated as of the Closing Date or any Additional Closing Date, as the case may be, with respect to the issuance and sale of the Units, the Registration Statement and other related matters as you may reasonably request, and the TXO Parties and their counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

13.1.9.Accountants’ Comfort Letters. On the date of the Prospectus, the Representatives shall have received from the Accountants a letter dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Additional Closing Date, as the case may be.

13.1.10.Reserve Engineer’s Comfort Letters. On the date of the Prospectus, the Representatives shall have received from Cawley, Gillespie & Associates, Inc. reserve reports and confirmation letters, dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in such letters to underwriters with respect to the reserve and other operational information audited by Cawley, Gillespie & Associates, Inc. and contained in the Registration Statement, the Time of Sale Information and the Prospectus (including information relating to the Pending Acquisition assets). At the Closing Date and any Additional Closing Date, as the case may be, the Representatives shall have received from the Cawley, Gillespie & Associates, Inc. letters dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain reserve and other operational information included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Additional Closing Date, as the case may be.
13.1.11.
13.1.12.Officers’ Certificate. The TXO Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, which shall be delivered on behalf of the TXO Parties, and not the signatories in their individual capacities, of the Co-Chief Executive Officer and the Co-Chief Executive Officer and the Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(a)That the representations, warranties and agreements of the Partnership Entities in Section 1 are true and correct in all material respects (except to the extent already qualified by materiality) on and as of such Delivery Date, and the Partnership Entities have complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(b)That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(c)That they have examined the Registration Statement, the Prospectus and the Time of Sale Information and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Time of Sale Information, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(d)To the effect of Section 7.1.11 (provided that no representation with respect to the judgment of the Representatives need be made).

13.1.13.No Material Adverse Effect

(a)Neither the Partnership nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and

(b)since the date specified in clause (a), there shall not have been any change in the units or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole; the effect of which, in any such case described in clause (a) or (b), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

13.1.14.Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any national securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

13.1.15.The Units shall have been approved for listing on NYSE, subject to notice of issuance.

13.1.16.The Lock-Up Agreements from each of the persons listed on Schedule III hereto, delivered to the Underwriters on or before the date of this Agreement, shall be in full force and effect.

13.1.17.At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

13.1.18.You shall have received satisfactory evidence, as of the Closing Date and any Additional Closing Date, of the good standing of each of the Partnership Entities in their respective jurisdictions of organization, in each case, in writing from the appropriate governmental authorities of such jurisdictions.

13.1.19.The TXO Parties shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

13.2.All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

13.3.If any of the conditions hereinabove provided for in this Section 7 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Partnership of such termination in writing or by telegram at or prior to such Closing Date or any relevant Additional Closing Date, but you shall be entitled to waive any of such conditions.

14.Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the Parties in accordance with Section 19 hereof and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 5 and 6 shall at all times be effective as from the execution and delivery of this Agreement by the Parties.

15.Defaulting Underwriters.
16.
17. 9.1.     If (a) any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and (b) the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (1/10) of the aggregate number of the Firm Units (including after giving effect to any arrangements between you and the Partnership for the purchase of the Firm Units as referred to under Section 9.2(c) hereof), each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement among Underwriters, to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase.
18.
19. 9.2.     If (a) any Underwriter or Underwriters shall fail or refuse to purchase the Firm Units, (b) the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth (1/10) of the aggregate number of Firm Units and (c) arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within forty-eight (48) hours after such default, either you or the Partnership shall have the right to:
20.
21.(i) terminate this Agreement without any liability on the part of any non-defaulting Underwriter or, except as provided in Sections 5 and 6 hereof, the TXO Parties; or

22.
23.(ii) postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Information and the Prospectus or any other documents or arrangements may be effected.
24.
25. 9.3.     Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default thereof under this Agreement.
26.
27.Termination of Agreement.

27.1.The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7.1.11 and 7.1.12 shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

27.2.Notice of such cancellation shall be promptly given to the Partnership and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

28.Surviving Provisions. The provisions of Sections 5 and 6 hereof and the representations and warranties of the TXO Parties set forth in Section 1.1.1 of this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, the Partnership Entities, the Affiliates of any Underwriters, the respective directors or officers of any Underwriters or the Partnership Entities or each person, if any, who controls any Underwriter or the Partnership Entities within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement for any reason whatsoever.

29.Miscellaneous. Except as otherwise provided in Sections 7.3 and 10.2 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

29.1.to the Partnership, to the following address:

TXO Partners, L.P.
400 West 7th Street
Fort Worth, Texas 76102
Attention: Brent W. Clum

with a copy to:

Latham & Watkins LLP
300 Colorado Street, Suite 2400
Austin, Texas 78701
Attention:     Michael Chambers
    Mollie Duckworth

29.2.to the Underwriters, to the following addresses:

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Stifel, Nicolaus & Company, Incorporated
1201 Wills Street, Suite 600
Baltimore, Maryland 21231

with a copy to:

Clifford Chance US LLP
845 Texas Avenue
Suite 3930
Houston, Texas 77002
Attention:     Om Pandya
Trevor Lavelle

30.Benefit. This Agreement has been and is made solely for the benefit of the Underwriters, the TXO Parties and any other Indemnified Party referred to in Section 6 hereof. Nothing in this Agreement is intended, or shall be construed, to give any other person or entity any legal or equitable right, benefit, remedy or claim under, or in respect of or by virtue of, this Agreement or any provision contained herein.

31.Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
32.
33.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

34.Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering and sale of the Units, represents the entire agreement among the TXO Parties and the Underwriters with respect to the preparation of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, any Prospectus, any Free Writing Prospectus (including any Issuer Free Writing Prospectus) and any Written Testing-the-Waters Communication, the purchase and sale of the Units and the conduct of the offering contemplated hereby.

35.Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all the Parties. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after the waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy power or privilege.

36.Applicable Law, Arbitration and Waiver of Jury Trial.

36.1.This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

36.2.All claims arising out of the interpretation, application or enforcement, or otherwise relating to the subject matter, of this Agreement, including, without limitation, any breach of this Agreement, shall be settled by final and binding arbitration (the “Arbitration”) in New York, New York, in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with the American Arbitration Association commercial rules. The decision of the arbitrators shall be binding on each of the TXO Parties and the Underwriters and may be entered and enforced in any court of competent jurisdiction by any such Party(ies). Each such Party shall initially bear its own legal fees and costs in connection with the Arbitration provided, however, that each such Party shall pay one-half of any filing fees, reasonable and documented fees and expenses of the Arbitration. However, after the issuance of the award, the non-prevailing Party (as determined by the arbitrators) will (i) bear all costs of Arbitration including the cost and expenses of the arbitrators and the cost of the proceedings and (ii) reimburse the prevailing Party for its costs, expenses, attorneys’ fees and other legal expenses incurred in connection with the related dispute and the Arbitration. The Arbitration shall be pursued and brought to conclusion as rapidly as is possible.

36.3.TO THE EXTENT PERMITTED BY LAW, EACH OF THE TXO PARTIES AND THE UNDERWRITERS VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

37.Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one (1) counterpart hereof shall have been executed on behalf of each Party.

38.No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the Parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the TXO Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the TXO Parties, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisor, expert or otherwise, to the TXO Parties in connection with the offering and sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units, and the TXO Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; (iii) the relationship between the TXO Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the TXO Parties and the Underwriters based on discussions and arms’ length negotiations and the TXO Parties understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the TXO Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the TXO Parties acknowledge that the Underwriters may have financial interests in the success of the offering and sale of the Units that are not limited to the difference between the price to the public and the purchase price paid to the Partnership for the Units and such interests may differ from the interests of the TXO Parties, and the Underwriters have no obligation to disclose, or account to the TXO Parties for any benefit they may derive from such additional financial interests. The TXO Parties hereby waive and release, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the TXO Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the TXO Parties or any of their unitholders, managers, employees or creditors.

39.Research Analyst Independence. The TXO Parties acknowledge that (a) the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions. The TXO Parties hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters' independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the TXO Parties by any Underwriter's investment banking division. The TXO Parties acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Common Units or any other securities of the Partnership.

[Remainder of page intentionally left blank – Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the TXO Parties and the Underwriters.

Very truly yours,

TXO Partners, L.P.

By: TXO Partners GP, LLC, its general partner

Name: Brent W. Clum
Title:    Co-Chief Executive Officer and Chief Financial Officer

TXO Partners GP, LLC

Name: Brent W. Clum
Title:    Co-Chief Executive Officer and Chief
Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED as of the date first above
mentioned, for themselves and as Representatives
of the several Underwriters named in Schedule I
hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:
    Authorized Representative

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
    Authorized Representative

SCHEDULE I

Underwriters

	Number of Firm Units	Number of Additional Units
Raymond James & Associates, Inc.	5,250,000	787,500
Stifel, Nicolaus & Company, Incorporated	2,916,667	437,500
Capital One Securities, Inc.	1,166,667	175,000
Mizuho Securities USA LLC	1,166,667	175,000
TCBI Securities, Inc., d.b.a. Texas Capital Securities	1,166,667	175,000

Schedule II

(a)Issuer Free Writing Prospectuses
i)None

(b)Written Testing-the-Waters Communications
i)None
ii)
(c)Pricing Information
(d)Number of Firm Units: 11,666,667
(e)Public Offering Price: $15.00
(f)
Sch. II-1

Schedule III

Persons Subject to Lock-up

Bob R. Simpson
Brent W. Clum
Keith A. Hutton
Scott T. Agosta
Phillip R. Kevil
Rick J. Settle
J. Luther King, Jr.
William (“Bill”) H. Adams III
Lawrence S. Massaro
Gary D. Simpson
Sch. III-1

Exhibit A

Form of Lock-up Agreement

[ò], 2025

TXO PARTNERS, L.P.
400 West 7th Street
Fort Worth, Texas 76102

RAYMOND JAMES & ASSOCIATES, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
As Representatives (as defined below)
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

c/o Stifel, Nicolaus & Company, Incorporated
1201 Wills Street, Suite 600
Baltimore, MD 21231

Re:    TXO Partners, L.P. (the “Partnership”) - Restriction on Common Unit Sales

Dear Sirs:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by TXO Partners, L.P., a Delaware limited partnership, as issuer, TXO Partners GP, LLC, a Delaware limited liability company, and Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated, as representatives of the Underwriters as named and defined therein (the “Representatives” or “you”).

Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of the Units, as described in and contemplated by the Time of Sale Information (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director of the General Partner, or an owner of Common Units, options, warrants or
Ex. A-1

other securities of the Partnership (the “Partnership Securities”), that the Partnership complete the Offering.

The undersigned further recognizes that the Partnership Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Partnership Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Partnership Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Partnership Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the Act and the Exchange Act, for a period commencing on the date hereof and ending sixty (60) days after the date of the Prospectus, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Partnership to register under the Act the Disposition of any of the Lock-Up Securities held by the undersigned, or to otherwise participate as a selling security holder in any manner in any registration effected by the Partnership under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.

The foregoing paragraph shall not apply to: (a) transactions relating to Lock-Up Securities or other securities acquired in the open market after the completion of the Offering; (b) transfers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, divorce decree, separation agreement or other related court order; (c) bona fide gifts, sales or other dispositions of any class of the Partnership’s units, including, without limitation, to a charitable organization or educational institution or for bona fide estate planning purposes; (d) transfers upon death or by will, testamentary document or intestate succession to the legal representative, heir beneficiary or a member of the immediate family (as defined below) of the undersigned; (e) transfers to any member of the immediate family or other dependent of the undersigned or to any trust, partnership, limited liability company or other entity for the
Ex. A-2

direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin); (f) transfers to a nominee or custodian of a person to whom a disposition or transfer would be permissible under clauses (b) to (e) above; provided that it shall be a condition to any transfer pursuant to clauses (b)-(f) that (i) the transferee/donee agrees to be bound by the terms of this letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 60-day period referred to above, and (iii) the undersigned notifies the Representatives at least two business days prior to the proposed transfer or disposition; (g) the exercise of warrants or the exercise of unit options granted pursuant to the Partnership’s unit option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Lock-Up Securities issued upon such exercise or conversion; (h) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Partnership Securities or securities convertible into, or exchangeable or exercisable for, Partnership Securities, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; (i) transfers or sales of Common Units pursuant to any Rule 10b5-1 Plan that has been entered into by the undersigned prior to the date of this letter agreement, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to the Partnership’s existing trading plan pursuant to Rule 10b5-1; and (j) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Partnership under the Securities Act of the undersigned’s Common Units, provided that no transfer of the undersigned’s Common Units registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s Common Units during the Lock-Up Period.
It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Ex. A-3

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. All claims arising out of the interpretation, application or enforcement, or otherwise relating to the subject matter, of this letter agreement, including, without limitation, any breach of this letter agreement, shall be settled by final and binding arbitration (the “Arbitration”) in New York, New York, in accordance with the commercial rules then prevailing of the American Arbitration Association by a panel of three (3) arbitrators appointed in accordance with the American Arbitration Association commercial rules. The decision of the arbitrators shall be binding on the undersigned and may be entered and enforced in any court of competent jurisdiction by the undersigned. The undersigned shall initially bear its own legal fees and costs in connection with the Arbitration provided, however, that it shall pay one-half of any filing fees, reasonable and documented fees and expenses of the Arbitration. However, after the issuance of the award, the non-prevailing party (as determined by the arbitrators) will (i) bear all costs of Arbitration including the cost and expenses of the arbitrators and the cost of the proceedings and (ii) reimburse the prevailing party for its costs, expenses, attorneys’ fees and other legal expenses incurred in connection with the related dispute and the Arbitration. The Arbitration shall be pursued and brought to conclusion as rapidly as is possible. TO THE EXTENT PERMITTED BY LAW, THE UNDERSIGNED VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS LETTER AGREEMENT.

Very truly yours,

Signature of Security holder
Ex. A-4

Exhibit B

Form of Opinion of Counsel to the Partnership

[Attached]

Ex. B-1

EXHIBIT C

Form of Opinion of Delaware Counsel to the Partnership
Ex. C-1

EXHIBIT D

List of Subsidiaries

•CT Field Services, LLC
•MorningStar Operating LLC

Ex. D-1